EXHIBIT 99.2

                         DIGITAL ARCHAEOLOGY CORPORATION

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE

Report of Independent Auditors.................................................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................4
Statements of Stockholders' Equity (Deficit)...................................5
Statements of Cash Flows.......................................................6
Notes to Financial Statements..................................................8

                         Report of Independent Auditors

The Board of Directors
Digital Archaeology Corporation

We have audited the accompanying balance sheets of Digital Archaeology Corporation (the Company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Archaeology Corporation at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                   [Ernst & Young LLP Signature]


March 1, 2000

                         Digital Archaeology Corporation

                                 Balance Sheets


                                                 DECEMBER 31          JUNE 30
                                              1998         1999         2000
                                                                     (UNAUDITED)
                                        ----------    -----------    -----------
ASSETS (NOTES 6 AND 7)
Current assets:
  Cash                                  $3,123,924    $   132,452     $4,819,062
  Accounts receivable                       59,277        213,928        646,701
  Inventory                                  9,396          2,612          2,929
  Prepaid expenses                           2,646         57,024        455,398
                                        ----------    -----------     ----------
Total current assets                     3,195,243        406,016      5,924,090

  Computer equipment                       320,573        468,766        579,625
  Furniture and fixtures                    17,712        148,343        150,770
  Office equipment                          36,334         47,259         55,223
  Software                                  22,895        142,624        300,358
  Leasehold improvements                        --         42,486         60,171
                                        ----------    -----------     ----------
                                           397,514        849,478      1,146,147
  Less accumulated depreciation             95,092        264,050        388,908
                                        ----------    -----------     ----------
Net property and equipment                 302,422        585,428        757,239

  Patent costs                              56,854         95,059        124,334
  Deposits                                  18,951          9,951         44,951
                                        ----------    -----------     ----------
Total other assets                          75,805        105,010        169,285
                                        ----------    -----------     ----------
Total assets                            $3,573,470     $1,096,454     $6,850,614
                                        ==========    ===========     ==========

                         Digital Archaeology Corporation
                           Balance Sheets (continued)

                                                                      DECEMBER 31                JUNE 30
                                                                1998               1999            2000
                                                                                               (UNAUDITED)
                                                             ----------       ------------     -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Notes payable to stockholders (Note 7)                     $       --       $    490,000     $        --
  Note payable to bank (Note 7)                                      --            596,588              --
  Accounts payable                                              189,753            427,459         708,943
  Accrued expenses                                              190,357            427,226         296,285
  Deferred revenue                                                   --            124,957         144,386
  Current portion of capital lease obligations (Note 2)              --             77,235          45,944
                                                             ----------       ------------     -----------
Total current liabilities                                       380,110          2,143,465       1,195,558

Capital lease obligations, less current portion (Note 2)             --              8,335              22

Convertible notes payable to stockholders (Note 6)                   --          1,110,235              --

Stockholders' equity (deficit) (Notes 4 and 5):
  Common stock, $.01 par value:
     Authorized shares -- 5,472,467 and 33,000,000 at
     December 31, 1999 and June 30, 2000, respectively
     Issued and outstanding shares -- 502,000 and
       526,776 at December 31, 1999 and June 30,
       2000, respectively                                         5,020              5,020           5,268
  Redeemable, convertible preferred
     stock, $.01 par value:
       Series A:
         Authorized shares -- 1,000,000
         Issued and outstanding shares --
           1,000,000                                             10,000             10,000          10,000
         Liquidation preference -- $1,000,000
       Series B:
         Authorized shares -- 2,238,537
         Issued and outstanding shares -- 2,238,537              22,384             22,384          22,384
         Liquidation preference -- $4,589,000
       Series C:
         Authorized shares -- 833,334
         Issued and outstanding shares -- 833,334                 8,333              8,333           8,333
         Liquidation preference -- $3,200,000
       Series D:
         Authorized shares -- 50,000
         Issued and outstanding shares -- 13,190                     --                 --             132
         Liquidation preference -- $13,190,000
   Additional paid-in capital                                 8,642,094          8,702,094      21,838,283
   Accumulated deficit                                       (5,494,471)       (10,913,412)    (16,229,366)
                                                             ----------       ------------     -----------
Total stockholders' equity (deficit)                          3,193,360         (2,165,581)      5,655,034
                                                             ----------       ------------     -----------
Total liabilities and stockholders' equity (deficit)         $3,573,470       $  1,096,454     $ 6,850,614
                                                             ==========       ============     ===========

See accompanying notes.

                         Digital Archaeology Corporation

                            Statements of Operations

                                                    YEAR ENDED                           SIX MONTHS ENDED
                                                    DECEMBER 31                              JUNE 30
                                              1998               1999                1999                2000
                                           -----------         -----------        -----------         -----------
                                                                                 (UNAUDITED)         (UNAUDITED)
Revenues:
   Licenses                                $    94,825         $   717,183        $   265,875         $   518,777
   Services                                        175             139,830             10,681             174,796
                                           -----------         -----------        -----------         -----------
     Total revenues                             95,000             857,013            276,556             693,573

Cost of revenues:
   Licenses                                         --              13,376              3,494               4,554
   Services                                         --             139,890             41,359             137,109
                                           -----------         -----------        -----------         -----------
     Total cost of revenues                         --             153,266             44,853             141,663

     Gross margin                               95,000             703,747            231,703             551,910

Operating expenses:
   Sales and marketing                         919,142           2,296,330          1,149,673           3,932,310
   Research and development                  1,577,442           2,249,025          1,069,613           1,282,425
   General and administrative                  821,265           1,482,341            710,615             735,319
                                           -----------         -----------        -----------         -----------
Total operating expenses                     3,317,849           6,027,696          2,929,901           5,950,054
                                           -----------         -----------        -----------         -----------

Operating loss                              (3,222,849)         (5,323,162)        (2,698,198)         (5,398,144)

Interest expense                               (23,662)           (131,497)           (13,012)           (113,655)
Interest income                                 47,643              35,718             32,241             195,845
                                           -----------         -----------        -----------         -----------
Net loss                                   $(3,198,868)        $(5,418,941)       $(2,678,969)        $(5,315,954)
                                           ===========         ===========        ===========         ===========

See accompanying notes.

                         Digital Archaeology Corporation
                  Statements of Stockholders' Equity (Deficit)


                                                           SERIES A        SERIES B       SERIES C
                                              COMMON       PREFERRED      PREFERRED       PREFERRED
                                               STOCK         STOCK          STOCK           STOCK
                                               ------      --------       ---------       --------
Balance at December 31, 1997                   $5,000       $10,000        $    --         $   --
   Issuance of 2,000 shares of common stock
     as compensation for services                  20            --             --             --
   Issuance of 1,390,244 shares of Series B
     preferred stock for cash, net of
     offering costs of $50,000                     --            --         13,902             --
   Issuance of 775,122 shares of Series B
     preferred stock upon conversion of
     demand notes payable                          --            --          7,751             --
   Issuance of 73,171 shares of Series B
     preferred stock upon exercise of
     Series B preferred stock warrants             --            --            731             --
   Issuance of 833,334 shares of Series C
     preferred stock for cash, net of
     offering costs of $11,000                     --            --             --          8,333
   Net loss                                        --            --             --             --
                                               ------       -------        -------         ------
Balance at December 31, 1998                    5,020        10,000         22,384          8,333
   Common stock warrants issued in
     conjunction with notes payable                --            --             --             --
   Net loss                                        --            --             --             --
                                               ------       -------        -------         ------
Balance at December 31, 1999                    5,020        10,000         22,384          8,333
   Issuance of 13,190 shares of Series
     D preferred stock for cash, net of
     offering costs of $108,689
     (unaudited)                                   --            --             --             --
   Grant and exercise of common stock
     options as compensation for
     services (unaudited)                         248            --             --             --
   Net loss (unaudited)                            --            --             --             --
                                               ------       -------        -------         ------
Balance at June 30, 2000 (unaudited)           $5,268       $10,000        $22,384         $8,333
                                               ======       =======        =======         ======


                                                 SERIES D      ADDITIONAL
                                                 PREFERRED      PAID-IN        ACCUMULATED
                                                   STOCK        CAPITAL          DEFICIT           TOTAL
                                                 ---------     ----------      -----------        -------
Balance at December 31, 1997                         $ --     $ 1,090,000     $ (2,295,603)    $(1,190,603)
   Issuance of 2,000 shares of common stock
     as compensation for services                      --           4,080               --           4,100
   Issuance of 1,390,244 shares of Series B
     preferred stock for cash, net of
     offering costs of $50,000                         --       2,786,098               --       2,800,000
   Issuance of 775,122 shares of Series B
     preferred stock upon conversion of
     demand notes payable                              --       1,581,249               --       1,589,000
   Issuance of 73,171 shares of Series B
     preferred stock upon exercise of
     Series B preferred stock warrants                 --              --               --             731
   Issuance of 833,334 shares of Series C
     preferred stock for cash, net of
     offering costs of $11,000                         --       3,180,667               --       3,189,000
   Net loss                                            --              --       (3,198,868)     (3,198,868)
                                                     ----     -----------     ------------     -----------
Balance at December 31, 1998                                    8,642,094       (5,494,471)      3,193,360
   Common stock warrants issued in
     conjunction with notes payable                    --          60,000               --          60,000
   Net loss                                            --              --       (5,418,941)     (5,418,941)
                                                     ----     -----------     ------------     -----------
Balance at December 31, 1999                           --       8,702,094      (10,913,412)     (2,165,581)
   Issuance of 13,190 shares of Series
     D preferred stock for cash, net of
     offering costs of $108,689
     (unaudited)                                      132      13,081,179               --      13,081,311
   Grant and exercise of common stock
     options as compensation for
     services (unaudited)                              --          55,010               --          55,258
   Net loss (unaudited)                                --              --       (5,315,954)     (5,315,954)
                                                     ----     -----------     ------------     -----------
Balance at June 30, 2000 (unaudited)                 $132     $21,838,283     $(16,229,366)    $ 5,655,034
                                                     ====     ===========     ============     ===========


See accompanying notes.

                         Digital Archaeology Corporation
                            Statements of Cash Flows


                                                             YEAR ENDED                      SIX MONTHS ENDED
                                                             DECEMBER 31                          JUNE 30
                                                       1998              1999             1999              2000
                                                                                       (UNAUDITED)      (UNAUDITED)
                                                   -----------      ------------      -----------      -----------
OPERATING ACTIVITIES
Net loss                                           $(3,198,868)     $  (5,418,941)    $(2,678,969)     $(5,315,954)
Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation                                       56,160            168,958          70,729          124,858
     Amortization of debt discount to
       interest expense                                     --             51,823              --            8,177
     Compensatory stock issuance                         4,100                 --              --           55,000
     Changes in operating assets and
       liabilities:
       Accounts receivable                             (50,824)          (154,651)       (199,770)        (432,773)
       Inventory                                        (9,396)             6,784          (1,827)            (317)
       Prepaid expenses                                    289            (54,378)        (42,881)        (398,374)
       Deposits                                         (6,000)             9,000         (32,000)         (35,000)
       Accounts payable                                177,129            237,706         (68,244)         281,484
       Accrued expenses                                182,280            236,869          77,923         (130,941)
       Deferred revenue                                     --            124,957          70,055           19,429
                                                   -----------       ------------     -----------      -----------
Net cash used in operating activities               (2,845,130)        (4,791,873)     (2,804,984)      (5,824,411)
                                                   -----------       ------------     -----------      -----------

INVESTING ACTIVITIES
Purchases of property and equipment                   (209,789)          (297,495)       (319,927)        (296,669)
Patent costs incurred                                  (56,206)           (38,205)         (3,523)         (29,275)
                                                   -----------       ------------     -----------      -----------
Net cash used in investing activities                 (265,995)          (335,700)       (323,450)        (325,944)
                                                   -----------       ------------     -----------      -----------

FINANCING ACTIVITIES
Proceeds from issuance of convertible
   notes payable to stockholders                       200,000          1,115,000         987,790       (1,115,000)
Proceeds from issuance of notes payable to
stockholders                                                --            490,000              --         (490,000)
Proceeds from issuance of note payable to
bank                                                        --            600,000              --         (600,000)
Principal payments on capital lease
obligations                                                 --            (68,899)         (5,257)         (39,604)
Proceeds from exercise of warrants                         731                 --              --               --
Proceeds from issuance of common stock                      --                 --              --              258
Proceeds from issuance of preferred stock,
  net of offering costs                              5,989,000                 --              --       13,081,311
                                                   -----------       ------------     -----------      -----------
Net cash provided by financing activities            6,189,731          2,136,101         982,533       10,836,965
                                                   -----------       ------------     -----------      -----------
Increase (decrease) in cash                          3,078,606         (2,991,472)     (2,145,901)       4,686,610
Cash at beginning of year                               45,318          3,123,924       3,123,924          132,452
                                                   -----------       ------------     -----------      -----------
Cash at end of year                                $ 3,123,924       $    132,452     $   978,023      $ 4,819,062
                                                   ===========       ============     ===========      ===========

                         Digital Archaeology Corporation

                                                   DECEMBER 31
                                               1999          1998
                                             ---------      -------
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                       $ 31,081     $    1,433
                                             ========     ==========

SUPPLEMENTAL NONCASH INVESTING AND
FINANCING ACTIVITIES
Acquisition of equipment through the
 issuance of capital lease obligations       $154,469     $       --
                                             ========     ==========

Allocation of proceeds to common stock
 warrants issued in conjunction with
 notes payable                               $ 60,000     $       --
                                             ========     ==========

Conversion of convertible demand note
 payable and accrued interest ($89,000)
 to Series B preferred stock
                                             $     --     $1,589,000
                                             ========     ==========

See accompanying notes.

1. SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Digital Archaeology Corporation (the Company) provides software products and support services to medium to large companies that require analytical analysis of information from disparate systems, database or other data sources. The Company's software products may be used in building a number of applications that enable companies to identify, maintain and improve customer relationships across e-commerce and traditional distribution channels. C-Discovery and Discovery Suite, the Company's first products, enable rapid assembly and analyzation of data regardless of structure or data type to support "just-in-time" decision making in response to customer and market needs.

REVENUE RECOGNITION

The Company derives revenue from software licenses, post contract customer support (PCS) and other professional services. Post contract customer support includes, among other things, telephone support and rights to upgrades on a when-and-if-available basis. In software arrangements that include rights to software products, PCS and/or other services, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence.

Software Licenses -- The Company recognizes the revenue allocable to software licenses upon delivery of the software product to the end user, unless the fee is not fixed or determinable or collectibility is not probable. The Company provides a reserve for estimated returns under the standard acceptance terms at the time the revenue is recorded.

Post contract Customer Support -- Revenue allocable to PCS is recognized on a straight-line basis over the period the PCS is provided.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Repair and maintenance costs are charged to expense as incurred.

INTANGIBLES

Since 1998, the Company has incurred $124,334 of costs related to filing a patent application for the development and marketing of software applications. Upon approval of the patent, the Company will begin amortizing the patent over its estimated useful life.

SOFTWARE DEVELOPMENT COSTS

Costs incurred with respect to internally developed computer software products are expensed in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 86 until completion of the detail program design. Thereafter, all software development costs are capitalized and subsequently reported at the lower of amortized cost or net realizable value. As of December 31, 1999 and 1998 and June 30, 2000, there have been no costs capitalized related to software development.

STOCK OPTIONS

The Company has elected to follow Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock options and has adopted the pro forma disclosure requirements under SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, because the exercise price of the Company's stock options is equal to or greater than the estimated fair value of the underlying stock as the date of grant, no compensation expense is recognized.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK

The Company grants credit to customers who meet the Company's preestablished credit requirements and generally does not require collateral to secure payment of accounts receivable. The Company had one customer which accounted for approximately 83% and 80% of the accounts receivable at December 31, 1999 and 1998, respectively, and two customers which accounted for approximately 27% and 100% of revenues for the years ended December 31, 1999 and 1998, respectively. As of and for the six months ended June 30, 2000, four customers comprised 24%, 19%, 17% and 13%, respectively, of revenue. Credit risk is controlled by management through credit limits and credit approvals.

2. LEASES

The Company leases office space under an operating lease with an option to extend the lease term for two additional and consecutive one-year terms. In addition, the Company leases certain office equipment and furniture under agreements accounted for as operating leases. Rent expense under all operating leases for the year ended December 31, 1999 and 1998 and the six months ended June 30, 2000 was $155,034, $143,318 and $65,576, respectively.

Future minimum lease payments under noncancelable operating leases over the next four years ending December 31 are as follows:


                             2000                   $131,260
                             2001                      4,553
                             2002                      4,553
                             2003                      2,276

During 1999, the Company also began leasing certain furniture and equipment under agreements accounted for as capital leases. Total assets under these capital leases amounted to $154,469 at December 31, 1999 and June 30, 2000, respectively. Total amortization expense for 1999 was $14,652 and for the six months ended June 30, 2000 was $15,140. Future minimum lease payments over the next two years as of December 31, 1999 are as follows:

   2000                                                             $85,292
   2001                                                               8,965
                                                                    -------
   Total minimum lease payments                                      94,257
   Less amount representing interest                                  8,687
                                                                    -------
   Present value of net minimum lease payments                       85,570
   Less current portion                                              77,235
                                                                    -------
                                                                    $ 8,335
                                                                    =======

3. INCOME TAXES

Deferred income taxes are attributable to temporary differences between the financial statement and tax bases of certain assets and liabilities, the most significant of which relates to net operating loss carry forwards, start-up costs capitalized for income tax purposes, depreciation differences and certain accrued expenses. Deferred income taxes at December 31, 1999 and 1998 consist of the following:

                                                      1999              1998
                                                   ----------       ----------
Deferred tax assets arising from deductible
 temporary differences                             $4,423,565       $2,101,155
Valuation allowance                                 4,345,609       (2,091,343)
                                                   ----------       ----------
                                                       77,956            9,812
Deferred tax liabilities arising from
 taxable temporary differences                        (77,956)          (9,812)
                                                   ----------       ----------
                                                   $       --       $       --
                                                   ==========       ==========

The Company has provided valuation reserves of $4,345,609 and $2,091,343 as of December 31, 1999 and 1998, respectively, to fully reserve for net deferred tax assets in the same amounts due to the uncertainty of their future realization.

At December 31, 1999, the Company had a net operating loss carry forward of approximately $10,435,000 for federal income tax purposes, which is available to offset future taxable income and expires beginning in 2009, if unused. Future utilization of the net operating loss carry forward may be limited by income tax provisions relating to changes in ownership of the Company.

4. STOCKHOLDERS' EQUITY

PREFERRED STOCK

Series A, Series B Series C and Series D preferred stockholders are entitled to voting rights equivalent to common stockholders based on the number of shares of common stock into which the Series A, Series B Series C and Series D preferred shares can be converted, as adjusted from time to time in accordance with the Company's articles of incorporation. As long as any Series A, Series B and Series C preferred shares remain outstanding and not less than 15% of the Series D remain outstanding, the Company may not make any changes regarding amendments to the articles of incorporation and bylaws, authorization, issuance or redemption of additional series of preferred stock, declaration or payment of dividends on common stock, additional loans or authorization of a change in control of the Company, among other things, without the consent of a majority of the then-outstanding (i) Series A and Series B preferred stockholders as one vote, (ii) the Series C preferred stockholders as a separate vote and (iii) 60% of the Series D preferred stockholders as a separate vote.

SERIES A

The holders of Series A preferred stock are entitled to receive dividends based on the number of shares of common stock into which the Series A preferred stock can be converted, if any such dividends are declared, paid or set aside for common stockholders.

Upon liquidation, Series A preferred stockholders are entitled to an aggregate preference distribution of the stated issue price plus any declared and unpaid dividends, after and subordinate to any distributions due Series B and Series C preferred stockholders. Holders of Series A preferred stock have the right, at their option, to convert shares of Series A preferred stock into common stock. The conversion rate per share shall be the stated issue price per share of Series A preferred stock of $1 per share, plus all declared and unpaid dividends divided by $1, subject to adjustment from time to time in accordance with the Company's articles of incorporation. In the event of a qualified public offering of the Company's common stock as defined by the certificate of preference or upon the vote of at least 51% of the Series A preferred stockholders, shares of the Series A preferred stock automatically will be converted into common stock under the terms described above.

By written notice, as defined by the certificate of preference, at any time during the period from the fifth anniversary of the Series A preferred stock to the 10th anniversary thereof, the holders of at least 51% of the then-outstanding Series A preferred stock can require the Company to redeem all shares of the Series A preferred stock based on the Company's value as determined by an independent business appraiser or investment banker. The redemption rights of Series A preferred stockholders are subordinate to the redemption rights of Series B and Series C preferred shareholders, and no Series A preferred shares shall be redeemed until all Series B and Series C preferred shares designated by the holders thereof are redeemed in accordance with the redemption terms of the Series B and Series C preferred stock.

SERIES B AND SERIES C

The holders of Series B and Series C preferred stock are entitled to receive dividends based on the number of shares of common stock into which the Series B or Series C preferred stock can be converted if any such dividends are declared, paid or set aside for common stockholders.

Upon liquidation, Series B and Series C preferred stockholders are entitled to an aggregate preference distribution of the original issue price of $2.05 and $3.84, respectively, plus any declared and unpaid dividends. Series B preference distributions are payable after, and are subordinate to, any distributions due Series C and Series D preferred stockholders. Series C preference distributions are payable after, and are subordinate to, any distributions due Series D preferred stockholders. Holders of Series B and Series C preferred stock have the right, at their option, to convert shares of Series B and Series C preferred stock into common stock. The conversion rate per share shall be the original issue price per share of Series B and Series C preferred stock plus all declared and unpaid dividends divided by $2.05 for Series B preferred stock and $3.84 for Series C preferred stock, subject to adjustment from time to time in accordance with the Company's Articles of Incorporation. Each share of Series B and Series C preferred stock shall be convertible into common stock, at the option of the holder, any time after the date of issuance under the terms described above. In the event of a qualified public offering of the Company's common stock, defined in the Series B and Series C preferred stock agreements as a public offering which values the Company at no less then $100 million and the proceeds to the Company from such offering are not less than $20 million, shares of the Series B and Series C preferred stock automatically will be converted into common stock under the terms described above.

By written notice, as defined by the Series B and Series C certificates of preference, at any time during the period from the fifth anniversary of the Series B and Series C preferred stock to the 10th anniversary thereof, each holder of Series B and Series C preferred stock can require the Company to redeem all shares of the Series B and Series C preferred stock the redeeming holder designates, payable in cash, based on the greater of the original issue price or the Company's value, as determined by a qualified appraiser in accordance with the Series B and Series C certificates of designation. The redemption rights of Series B preferred stockholders are subordinate to the redemption rights of Series C preferred shareholders, and no Series B preferred shares shall be redeemed until all Series C preferred shares designated by the holders thereof are redeemed in accordance with the redemption terms of the Series C preferred stock. The redemption rights of Series C preferred stockholders are subordinate to the redemption rights of Series D preferred shareholders and no Series C preferred shares shall be redeemed until all Series D preferred shares designated by the holders thereof are redeemed in accordance with the redemption terms of the Series D preferred stock.

                                    SERIES D

The holders of Series D preferred stock are entitled to receive dividends at the annual rate per share (as a percentage of the issue price of $1,000 per share) equal to 10% per annum. The Company has the option to pay the dividend in kind by issuing shares of Series D preferred stock valued at $1,000 per share.

Upon liquidation, Series D preferred stockholders are entitled to an aggregate preference distribution of the original issue price of $1,000 plus any accrued and unpaid dividends. Holders of Series D preferred stock have the right, at their option, to convert shares of Series D preferred stock into common stock. The conversion rate per share shall be the quotient obtained by dividing the original issue price plus any accrued and unpaid dividends by $2.22, subject to adjustment from time to time in accordance with the Series D certificate of designations. Each share of Series D preferred stock shall be convertible into common stock, at the option of the holder, any time after the date of issuance under the terms described above. In the event of a public offering of the Company's common stock, defined in the Series D preferred stock agreements as a public offering with proceeds to the Company not less than $20 million and at a per share offering price to the public of not less than 250% of the common share equivalent price of $2.22, shares of the Series D preferred stock automatically will be converted into common stock under the terms described above.

By written notice, as defined by the Series D certificate of designation, at any time from the fifth anniversary of the Series D original issuance and with approval of 60% of the Series D holders, each holder of Series D preferred stock can require the Company to redeem all shares of the Series D preferred stock the redeeming holder designates, payable in cash, based on the greater of fair market value of the Series D preferred stock or the liquidation value under the terms described above.

Authorized but unissued shares of common stock were reserved for issuance at June 30, 2000 as follows:

     Series A preferred stock                            1,000,000
     Series B preferred stock                            2,238,537
     Series C preferred stock                            1,101,663
     Series D preferred stock                            5,941,709
     Warrants to purchase Series D preferred stock         297,106
     Stock options under 1996 Plan (Note 5)                500,000
     Stock options under 1998 Plan (Note 5)              1,941,979
                                                        ----------
                                                        13,020,994
                                                        ==========

5. STOCK OPTIONS

In 1994, stock options for the purchase of 30,000 shares of common stock were granted to an individual, for services rendered, with an exercise price of $1.00 per share. These stock options were subsequently incorporated into the 1996 Stock Option Plan.

In 1996, the Board of Directors approved the 1996 Stock Option Plan (the 1996
Plan), which authorizes up to 500,000 shares of common stock for granting both incentive and nonqualified stock options to employees and consultants, although incentive stock options are reserved exclusively for employees. The exercise price and vesting period of the options are determined by the Board of Directors at the date of grant. Options expire 10 years from the date of grant or such shorter term as provided for in the stock option agreement except where options are granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, in which case the options expire five years from the date of grant or such shorter term as provided for in the stock option agreement. Upon a change of control event, as defined by the 1996 Plan, options granted under the Plan may, in the discretion of the Board of Directors, be fully vested and exercisable.

In 1998, the Board of Directors approved the 1998 Stock Option Plan (the 1998
Plan), which authorizes up to 1,966,756 shares of common stock (as amended in August and December 1998 and January 2000) for granting both incentive and nonqualified stock options to employees and consultants. The exercise price and vesting period of the options are determined by the Board of Directors at the date of grant. Options expire 10 years from the date of grant or such shorter term as provided for in the stock option agreement except where options are granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, in which case the options expire five years from the date of grant or such shorter term as provided for in the stock option agreement. Upon a change of control event, as defined by the 1998 Plan, options granted under the Plan may, in the discretion of the Board of Directors, be fully vested and exercisable.

A summary of stock option activity related to all of the Company's stock options is as follows:

                                                                                            WEIGHTED-
                                                                            OPTION           AVERAGE
                                                           NUMBER            PRICE           EXERCISE
                                                         OF SHARES         PER SHARE          PRICE
                                                     ------------------------------------------------------

Outstanding at December 31, 1997                            446,500           $1.00            $1.00
   Granted                                                1,384,592       .77 to 3.84           1.38
   Repriced                                                (853,396)     1.00 to 3.84           1.85
   Canceled/forfeited                                       (22,000)     1.00 to 2.05           2.00
                                                         ----------
Outstanding at December 31, 1998                            955,696       .77 to 1.00            .78
   Granted                                                  441,800           .77                .77
   Canceled/forfeited                                      (121,175)          .77                .77
                                                         ----------
Outstanding at December 31, 1999                          1,276,321       .77 to 1.00            .78
                                                         ==========
   Granted                                                1,115,152           .77                .77
   Canceled/forfeited                                       (53,625)          .77                .77
   Exercised                                                (24,776)         1.00               1.00
Outstanding at June 30, 2000                              2,313,072       .77 to 1.00            .77
Exercisable at
   December 31, 1998                                        294,437       .77 to 1.00
   December 31, 1999                                        592,412       .77 to 1.00
   June 30, 2000                                            975,440       .77 to 1.00


During November 1998, the Company's Board of Directors approved the repricing of all stock options other than the 30,000 stock options granted in 1994, lowering the exercise price to $.77 per share, which management believes to be the estimated fair market value of the Company's common stock at the time the repricing was approved. The 853,396 stock options repriced in November 1998 are included in the total stock options granted in 1998. The weighted-average remaining contractual life of options outstanding under the plan at December 31, 1999 is 8.1 years. At December 31, 1999 and 1998, there were 14,675 and 335,300 shares, respectively, reserved for future grants under existing stock option plans.

The fair values of options granted were estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions: risk-free interest rates ranging from 5.00% to 5.50% depending on the expected life of the option and year granted and a weighted-average expected life of approximately 10 years for each of the years ended December 31, 1999 and 1998. Under the minimum value option pricing model, the volatility factor is excluded. The Company assumed a 0% dividend yield over the expected life of the options.

The minimum value option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying SFAS No. 123 for pro forma disclosures are not likely to be representative of the effects on reported net income or losses for future years. The Company's pro forma net loss equals $5,645,502 and $3,317,507 for the years ended December 31, 1999 and 1998, respectively.

6. CONVERTIBLE NOTES PAYABLE

In June 1999, the Company entered into a series of unsecured convertible note payable agreements with certain stockholders under which the Company received $915,000. Borrowings under these notes payable accrue interest at 8% per annum and are payable at various maturity dates in 2000. Under the terms of the agreements, all borrowings and interest thereon may be converted into a subsequently authorized Series D preferred stock at the market price on date of conversion. Additionally, the Company granted to the holders of convertible notes payable warrants to purchase 201 shares of Series D preferred stock. The warrants have an exercise price to be equal to the fair value of the underlying Series D preferred stock at the date of its first issuance (see Note 9). The warrants may be exercised anytime within five years of the grant date. At December 31, 1999 and June 30, 2000, none of the warrants have been exercised. The estimated value of the warrants at date of issuance, amounting to $32,000, was recorded as a discount on the related notes payable and as additional paid-in capital. The discount is being amortized over the expected term of the convertible notes payable. In January 2000, all borrowings under these note agreements were converted into 915 shares of Series D preferred stock. As such, the December 31, 1999 balance of the convertible notes payable, amounting to $912,689 (net of $2,311 in unamortized discount), has been classified as a noncurrent liability in the accompanying 1999 balance sheet.

In October 1999, the Company entered into a convertible note payable agreement under which the Company received $200,000. Borrowings under this note payable accrue interest at a rate equal to prime plus 2% (10.5% at December 31, 1999) and are payable in February 2000. This note payable is secured by a subordinate interest in substantially all the assets of the Company. Under the terms of the agreement, all borrowings and interest thereon may be converted into a subsequently authorized Series D preferred stock at the market price on date of conversion. Additionally, the Company granted to the holder warrants to purchase 12 shares of Series D preferred stock. The warrants have an exercise price to be equal to the fair value of the underlying Series D preferred stock at the date of its first issuance (see Note 9). The warrants may be exercised anytime within five years of the grant date. At December 31, 1999 and June 30, 2000, none of the warrants have been exercised. The estimated value of the warrants at date of issuance, amounting to $7,000, was recorded as a discount on the related note payable and as additional paid-in capital. The discount is being amortized over the expected term of the convertible note payable. In February 2000, all borrowings under this note agreement were converted into 200 shares of Series D preferred stock. As such, the December 31, 1999 balance of the convertible note payable, amounting to $197,546 (net of $2,454 in unamortized discount), has been classified as a noncurrent liability in the accompanying 1999 balance sheet.


7. NOTES PAYABLE

During 1999, the Company entered into two note payable agreements with a bank under which the Company borrowed $600,000. Borrowings under these note payable agreements accrue interest at a rate equal to prime plus 2% (10.5% at December 31, 1999) and are payable in January 2000. These notes payable are secured by substantially all the assets of the Company. The Company also granted to the holder warrants to purchase 97 shares of Series D preferred stock. The warrants have an exercise price to be equal to the fair value of the underlying Series D preferred stock at the date of its first issuance (see Note 9). The warrants may be exercised anytime within five years of the grant date. The estimated value of the warrants at date of issuance, amounting to $21,000, was recorded as a discount on the related notes payable and as additional paid-in capital. The discount is being amortized over the expected term of the notes. In January 2000, all borrowings under these note agreements were fully repaid. At December 31, 1999, the recorded balance of the notes payable amounts to $596,588, net of $3,412 in unamortized discount.

At various times throughout 1999, the Company entered into unsecured note payable agreements with certain stockholders under which the Company received $490,000. Borrowings under these note agreements accrue interest at a rate equal to prime plus 2% (10.5% at December 31, 1999) and are payable in January 2000. In January 2000, all borrowings under these note agreements were fully repaid.

8. YEAR 2000 -- UNAUDITED

The Company recognizes the need to ensure that its operations will not be impacted adversely by year 2000 software failures. The Company has coordinated the identification, evaluation and implementation of changes to computer systems and applications necessary to achieve a year 2000 date conversion with no effect on customers or disruption to business operations. The Company has completed an assessment of its computer systems and believes the year 2000 issue will not pose significant operational problems for its computer systems.


9. SUBSEQUENT EVENTS

In January 2000, the Company amended its articles of incorporation to increase the number of authorized common and preferred shares to 33,000,000 and 5,000,000, respectively.

Subsequent to December 31, 1999, the Company issued 13,190 shares of a newly authorized Series D preferred stock in exchange for $13,081,311, net of offering costs of $108,689. In conjunction with this offering, certain holders of notes payable converted $1,115,000 of convertible notes payable into 1,115 shares of Series D preferred stock. The Company intends to use the proceeds principally to further develop their sales and marketing channels.